UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 31, 2017

VII Peaks Co-Optivist Income BDC II, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-54615	45-2918121
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

4 Orinda Way, Suite 125-A Orinda, California	94563
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (855) 889-1778

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 31, 2017, the management of VII Peaks Co-Optivist Income BDC II Inc. (the “Company”), in consultation with the Company’s independent registered public accounting firm, concluded that certain of the Company’s financial statements for the three and six months ended June 30, 2016 and the three and nine months ended September 30, 2016 included in the Company’s Form 10-Q should no longer be relied upon due to the accounting error described below. The financial statements affected for these periods are the Statements of Assets and Liabilities, Statements of Operations, Statements of Changes in Net Assets, Statements of Cash Flows and Schedule of Investments.

The Company is restating these financial statements to correct errors in the accounting for certain warrants received in connection with direct loans that the Company made. Specifically, the Company did not assign a cost to the warrants based upon their fair value on the date of receipt relative to the total fair value of the debt and warrants received. The difference between the face amount of the debt and its recorded cost resulting from the assignment of value to the warrants is to be treated as original issue discount, and accreted into interest income over the life of the loan.

For the quarter ended June 30, 2016, compared to what was previously reported, the Company’s restated net investment income increased by $85,000 and its unrealized capital gains decreased by the same amount. For the quarter ended September 30, 2016, compared to what was previously reported, the Company’s restated net investment income increased by $175,000 and its unrealized capital gains decreased by the same amount. There was no effect on the Company’s net asset value per share (NAV) for those periods. The Company intends to file amended Forms 10-Q/A for the quarters affected.

On April 4, 2017, the Audit Committee of the Company’s Board of Directors met and determined that it concurred with management’s conclusion that the financial statements included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2016 and September 30, 2016 should no longer be relied upon.

The Company’s management and its Audit Committee discussed the issues disclosed in this filing with its independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VII Peaks Co-Optivist Income BDC II, Inc.

April 5, 2017

By:	/s/ Gurpreet S. Chandhoke
Gurpreet S. Chandhoke
Chairman of the Board of Directors, Chief Executive Officer and President